Exhibit 10.3

AMENDMENT NO. 1 TO CREDIT AGREEMENT
Amendment No. 1, dated as of September 28, 2016 (this “Amendment”) to that certain credit agreement (as the same may be amended, modified, waived or supplemented from time to time, the “Credit Agreement”), dated as of April 7, 2014, among CPI International, Inc., a Delaware corporation (the “Borrower”), CPI International Holding Corp., a Delaware corporation, the Subsidiary Guarantors party thereto, UBS AG, Stamford Branch, as administrative agent (in such capacity, the “Administrative Agent”) . Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, Section clause (II) of Section 10.02(b) of the Credit Agreement permits any Loan Document to be waived, amended, supplemented or modified with the agreement of the Borrower and the Administrative Agent (without the consent of any Lender) to cure a defect, error, ambiguity or inconsistency;
WHEREAS, the provisions of Section 2.18(b)(iii), 2.18(c)(ii) and the proviso to Section 2.18(c)(i) create an ambiguity as to whether a Letter of Credit may expire after the Letter of Credit Expiration Date; and
WHEREAS, the Borrower and the Administrative Agent desire to amend the Credit Agreement in order to cure such ambiguity pursuant to such clause (II).
NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Administrative Agent agree as follows:
Section 1.Amendments

(a)Section 2.18(b)(iii) of the Credit Agreement is hereby amended to add the following text immediately following the word “which” in such Section 2.18(b)(iii): “, except as may be permitted by the proviso to Section 2.18(c)(i),”.

(b)Section 2.18(c)(ii) of the Credit Agreement is hereby amended to add the following text at the beginning of clause (B) of such Section 2.18(c)(ii): “except as may be permitted by the proviso to Section 2.18(c)(i),”.

Section 2.Effectiveness of this Amendment

This Amendment shall become effective as of the date when the Administrative Agent and the Borrower execute this Amendment, which date of effectiveness is September 28, 2016.

Section 3.Fees and Expenses

The Borrower agrees to pay on demand in accordance with the terms of Section 10.03 of the Credit Agreement all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent (including all reasonable fees and out-of-pocket expenses of Cahill Gordon & Reindel llp) in connection with the preparation, negotiation and execution of this Amendment.
Section 4.Reference to and Effect on the Loan Documents

(a)Except as specifically amended above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
(b)Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, Holdings, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents or for any purpose.

(c)Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

(d)This Amendment is a Loan Document. For the avoidance of doubt, the indemnification provisions set forth in Section 10.03 of the Credit Agreement shall apply to this Amendment.

Section 5.Execution in Counterparts

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6.Governing Law

This Amendment and the transactions contemplated hereby, and all disputes between the parties under or relating to this Amendment t or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

Section 7.Headings

Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
Section 8.Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

CPI INTERNATIONAL, INC.
as Borrower

By:     /s/ JOEL A LITTMAN
Name: Joel A. Littman
Title:    Chief Financial Officer, Secretary
and Treasurer

UBS AG, STAMFORD BRANCH,
as Administrative Agent

By: /s/ HOUSSEM DALY
Name:    Houssem Daly
Title:    Associate Director

By:     /s/ KENNETH CHIN
Name:    Kenneth Chin
Title:    Director